POWER OF ATTORNEY


      The person executing this Power of Attorney hereby appoints Kenneth R. Christoffersen, David L. Ray, Richard W. Sabo, and Edward F. O'Keefe, or any one of them, as his attorney-in-fact to execute and to file such post-effective amendments to the Registration Statement of the hereinafter described entity as such attorney-in-fact, or any one of them, may deem appropriate:

            Registrant              Registration Number (1)

       Founders Funds, Inc.         1933 Act:  2-17531
                                    1940 Act:  811-1018

(1) References are to the Securities Act of 1933, as amended ("1933 Act") and to the Investment Company Act of 1940, as amended ("1940 Act")

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 30th day of December, 1998.


                                    /s/ George W. Phillips
                                    --------------------------
                                    George W. Phillips

STATE OF MASSACHUSETTS     )
                           )ss.
COUNTY OF ESSEX            )


      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by George W. Phillips, director of the above-referenced Registrant, this 30th day of December, 1998.



[SEAL]                              /s/ Diane E. Gramberardino
                                    --------------------------
                                    Notary Public


My commission expires: 1/21/2005